Exhibit 32.2

Chief Financial Officer Certification

In connection with General Maritime Corporation’s (the “Company”) annual report on Form 10-K for the fiscal year ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 22, 2010	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	Executive Vice President and Chief
Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.